                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934


        Date of Report (Date of earliest event reported December 15, 2000)



                      COMMONWEALTH INCOME & GROWTH FUND II
                      -------------------------------------
             (Exact name of registrant as specified in its charter)



       Pennsylvania                    33-89476                23-2795120
-----------------------------    ------------------------     -------------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)


                            1160 West Swedesford Road
                           Berwyn, Pennsylvania 19312
                   -----------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (610) 647-6800
                                                           --------------

                                      NA
                          -----------------------------
         (Former name or former address, if changed since last report)


Item 1. Not Applicable

Item 2. Not Applicable

Item 3. Not Applicable

Item 4. Changes in Registrant's Certifying Accountants

        At a meeting held on December 13, 2000, the Board of Directors of the Company approved the engagement of BDO Seidmann LLP, at 1700 Market Street, Philadelphia, PA 19103-3592, as its independent auditors for the fiscal year ending December 31, 2000. This is to replace the firm of Ernst & Young LLP, who were dismissed as auditors of the company effective on December 14, 2000. The audit committee of the Board of Directors approved the change in auditors on December 13, 2000.

        The reports of Ernst & Young LLP on the company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1999, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December 15th is filed as Exhibit 1 to this Form 8-K.

Item 5. Not Applicable

Item 6. Not Applicable

Item 7. Not Applicable

Item 8. Not Applicable

Item 9. Not Applicable

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: December 15, 2000                      By: /s/ George Springsteen
      -----------------                          ----------------------